Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 33-28248 Form N-1A of our report dated December 23, 2011, relating to the financial statements and financial highlights of. BlackRock Global Emerging Markets Fund, Inc. (to be renamed BlackRock Emerging Markets Fund, Inc.), (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended October 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2012